SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2009

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.

The Registrant has two classes of capital stock outstanding – common stock and Class $0.05 Non-Cumulative Participating Convertible Preferred Stock (the “Class A Preferred Stock”).  The Registrant also has outstanding (a) one Series A Preferred Stock Purchase Right for each outstanding share of Class A Preferred Stock, and (b) one Series B Preferred Stock Purchase Right for each outstanding share of common stock (collectively, the “Rights”).  The Rights are governed by a Rights Agreement dated December 15, 2009 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”).

On December 11, 2009, the Executive Committee of the Registrant’s Board of Director extended the expiration date of the Rights by a six-month period (from December 11, 2009 to June 11, 2010).  The extension will allow management of the Registrant time to fully analyze the Rights Agreement and formulate a recommendation to the Board of Directors with respect to it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: December 15, 2009	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary

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